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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  June 18, 2001


                         AMR CORPORATION
     (Exact name of registrant as specified in its charter)


   Delaware                     1-8400                   75-1825172
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                    Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
 (Address of principal executive offices)               (Zip Code)


                         (817) 963-1234
                (Registrant's telephone number)







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Item 5.  Other Events

AMR Corporation is filing herewith a press release issued by American Airlines, Inc. ("American", a wholly owned subsidiary of AMR Corporation) on June 18, 2001 as Exhibit 99.1 which is included herein. This press release was issued to announce a reduction in American's capacity resulting from the sluggish U.S. economy and that AMR expects its second quarter loss to exceed $100 million.

Item 7.  Financial Statements and Exhibits

The following exhibits are included herein:

99.1 Press Release


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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  June 18, 2001

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                          EXHIBIT INDEX


Exhibit        Description

99.1      Press Release


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                                                Exhibit 99.1


                             Contact:  Corporate Communications
                                       Fort Worth, Texas
                                       817-967-1577

FOR RELEASE: Monday, June 18, 2001

      AMR TRIMS CAPACITY AS SLUGGISH U.S. ECONOMY AND HIGH
       FUEL PRICES COMBINE TO PRODUCE SECOND QUARTER LOSS

     FORT WORTH, Texas - AMR Corp., the parent company of American Airlines, Inc. and TWA Airlines, LLC, said today that it expects a second quarter loss in excess of $100 million as it continues to feel the effects of a sluggish U.S. economy and high fuel prices. The company also said if current conditions persist it anticipates a loss for the full year 2001.
     "The softening U.S. economy has driven a sharp reduction in demand for business travel," said Tom Horton, AMR's senior vice president and chief financial officer. "At the same time, fuel prices remain persistently high. We don't foresee a near-term recovery in demand so we expect the balance of the year to be very challenging."
     In response to industry conditions, AMR will retire 22 aircraft, including TWA LLC's entire fleet of 19 DC-9s. These aircraft, originally scheduled to leave the fleet over the course of the next three years, will now be retired by the first quarter of 2002.
     Horton noted this action will begin to affect the second half of 2001 and will decrease full year 2002 capacity by approximately one percent, better matching supply with demand.
In addition, by retiring the TWA LLC DC-9 fleet, AMR will avoid the capital costs associated with making the aircraft compatible with the rest of American's fleet and the cost inefficiencies of operating a small fleet.
     Although TWA LLC operates the DC-9s on routes to and from its St. Louis hub, the capacity reduction driven by the retirement of these aircraft will be rationalized across AMR's entire network. Total departures at St. Louis will, in fact, grow modestly year-over-year in 2002.
                           -- more --

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AMR Trims Capacity
June18, 2001
Page 2

     "The St. Louis hub was one of the key assets we acquired from TWA and a strong St. Louis hub continues to be one of the cornerstones of our network strategy," Horton said.
     This capacity action is in addition to American's other recent schedule adjustments, which included the announcement of suspension of service in the Los Angeles-Paris and Chicago-Rome markets.
     American, which is the world's largest airline and one of the financially strongest, said it expects that these steps will fortify the airline for the future. "In this environment, capacity restraint combined with rigorous cost and capital spending controls are the right steps to take to preserve our financial strength," said Horton.
     In a separate development, AMR will take an after-tax charge of approximately $425 million in the second quarter to write down American's fleet of Fokker 100 aircraft and American Eagle's fleets of ATR-42 and Saab 340B turboprop aircraft, in accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets".
     American Airlines operates a fleet of 724 aircraft and American Eagle, its regional affiliate, operates 272 turboprop and regional jet aircraft. TWA LLC operates 179 aircraft. The three airlines serve nearly 250 cities.

Statements in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this release, the words "expects," "anticipates," and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this release are based upon information
available to the Company on the date of this release.   The
Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of factors that could cause actual results to differ materially from our expectations. These factors include: general economic conditions, commodity prices, and the ability to successfully integrate TWA Airlines LLC's operations into American Airlines. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Form 10-K for the year ended Dec. 31, 2000.

                               ###

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Current AMR Corp. news releases can be accessed via the Internet.
       The address is http://www.amrcorp.com/corpcomm.htm